UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MEXCO ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEXCO ENERGY CORPORATION
214 W. Texas Ave., Suite 1101
Midland, Texas 79701
American Stock Exchange - MXC

July 15, 2008

Dear Fellow Shareholder:

We cordially invite you to attend the annual meeting of shareholders of Mexco Energy Corporation to be held on Thursday, September 11, 2008, at 10:00 a.m., C.S.T., at the Petroleum Club of Midland, 501 West Wall, Midland, Texas.

At this year’s meeting, you will be asked to re-elect the Board of Directors and ratify the appointment of Grant Thornton, LLP as our independent auditors. Details regarding each of the proposals are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by signing, dating and mailing a proxy or voting instructions card. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued interest in Mexco Energy Corporation.

Very truly yours,

Nicholas C. Taylor
President and Chief Executive Officer

MEXCO ENERGY CORPORATION
214 W. Texas Ave., Suite 1101
Midland, Texas 79701
(432) 682-1119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held September 11, 2008

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION (“the Company”) will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701, at 10:00 a.m. on September 11, 2008, for the following purposes:

1.	Electing Directors of the Company.

2.	Considering and voting upon a proposal to appoint Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009.

3.	Considering all other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on July 18, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

DATED this 15th day of July 2008.

BY ORDER OF THE BOARD OF DIRECTORS

DONNA GAIL YANKO, SECRETARY

IMPORTANT

Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy card, which requires no postage, and return it promptly. Any stockholder granting a proxy may revoke same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

TABLE OF CONTENTS

Solicitation of Proxy	2

Purpose of Meeting	2

Voting Rights	2

Corporate Governance	3

Proposal 1: Election of Directors	3

Directors and Executive Officers	3

Meetings and Committees of Directors	5

Employee Incentive Stock Option Plans	6

Equity Compensation Plan Information	6

Director Compensation	6

Compensation Discussion & Analysis	7

Compensation Committee Report	9

Executive Compensation	9

Option Exercises for Fiscal 2008	10

Option Grants for Fiscal 2008	10

Outstanding Equity Awards at Fiscal Year-End 2008	10

Defined Benefit Plans and Other Arrangements	11

Potential Payments upon a Change of Control or Termination	11

Compensation Committee Interlocks and Insider Participation	11

Certain Relationships and Related Transactions	11

Security Ownership of Certain Beneficial Owners and Management	12

Section 16(a) Beneficial Ownership Reporting Compliance	12

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	12

Audit Fees and Services	13

Report of the Audit Committee	13

Performance Graph	14

Access to Reports	14

Stockholders Proposals for Next Annual Meeting	14

Householding	15

Other Matters	15

MEXCO ENERGY CORPORATION
214 W. Texas Ave., Suite 1101
Midland, Texas 79701

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, September 11, 2008

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Mexco Energy Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, September 11, 2008, and at any adjournment or postponements thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about July 25, 2008.

Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

1.	Electing Directors of the Company;

2.	Considering and voting upon a proposal to appoint Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009; and

3.	Considering all other matters as may properly come before the meeting.

VOTING RIGHTS

The voting securities of the Company consist solely of common stock, par value $0.50 per share ("Common Stock").

The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on July 18, 2008, at which time there were 1,864,866 shares of Common Stock entitled to vote at the meeting. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

All proposals will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.

Abstentions and broker non-votes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter from which abstained.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors.

With regard to the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2009, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to any of such proposals.

If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS", FOR THE APPOINTMENT OF GRANT THORNTON LLP AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting to be held on September 11, 2008, five persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the nominees have announced that they are available for reelection to the Board of Directors. The Company's nominees for the five directorships are:

Thomas R. Craddick	Arden R. Grover	Nicholas C. Taylor
Thomas Graham, Jr.	Jack D. Ladd

For information about each nominee, see "Directors and Executive Officers." The Board recommends that you vote FOR each of the nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors currently consists of two persons who are employees of the Company, four persons who are not employees of the Company (three of which are outside directors) and one non-independent director who is a consultant of the Company. The Board of Directors has determined that each of the three outside directors, namely Messrs. Graham, Ladd and Grover are independent in accordance with American Stock Exchange rules and under the Exchange Act. The Board of Directors has authorized a reduction in the size of the Board to five members, effective September 11, 2008, as permitted by the Company’s Bylaws. Donna Gail Yanko and Jeffry A. Smith are retiring from the Board of Directors effective as of the date of the Annual Meeting. Ms. Yanko is expected to continue to serve as Vice President and Secretary of the Company and Mr. Smith is expected to continue to be an Independent Consultant to the Company; however they are not nominated as directors due to the reduction in the size of the Board to five members.

Set forth below are the names, ages and positions of the Company's directors and executive officers as of July 15, 2008.

Name	Age	Position
Thomas R. Craddick	64	Director
Thomas Graham, Jr.	74	Chairman of the Board of Directors
Arden R. Grover	82	Director
Jack D. Ladd	58	Director
Tamala McComic	39	Chief Financial Officer, Vice President, Treasurer, Assistant Secretary
Jeffry A. Smith	61	Director
Nicholas C. Taylor	70	Chief Executive Officer, President and Director
Donna Gail Yanko	64	Vice President, Secretary and Director

The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified. Set forth below are descriptions of the principal occupations during at least the past five years of the Company's current directors and executive officers.

THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as a Representative and in 2003 became Speaker of the House of Representatives of the State of Texas. Throughout his tenure of the past 20 sessions of the Legislature, Representative Craddick has served on various committees and conferences. For more than the past eight years Mr. Craddick has been the sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

THOMAS GRAHAM, JR.* was appointed Chairman of the Board of Directors of the Company in July 1997, having served as a director from 1990 through 1994. From July 1994 through July 1997, Mr. Graham served as a United States Ambassador. For nearly fifteen years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such Agency successively, in 1993 and 1994. In these and prior positions he held a senior position in every arms control negotiation in which the United States participated from 1970 - 1997. Mr. Graham currently serves as Chairman of the Board of Thorium Power Ltd. and as Chairman of the Board of the Cypress Fund for Peace and Security. He is a Fellow at the Eisenhower Institute. In addition, Mr. Graham is a Board Member of the United States Industry Coalition (helping U.S. business in Russia), Chairman of the Bi-partisan Security Group (working with the U.S. Congress) and adjunct professor at Stanford University and the University of Washington (Seattle). Mr. Graham is the author of “Disarmament Sketches”, University of Washington Press, 2002 and “Common Sense on Weapons of Mass Destruction”, University of Washington Press, 2004, as well as, the co-author of “Cornerstones of Security”, University of Washington Press, 2003 and “Spy Satellites and Other Intelligence Technologies that Changed History”, University of Washington Press, 2007.

ARDEN R. GROVER* was elected to the Board of Directors of the Company in September 2001. Mr. Grover has been an independent oil and gas producer for more than 40 years and is the managing partner of Grover Family L.P., an oil and gas producing company. He is a Director of Glencoe Resources Ltd., Calgary, Alberta, Canada and an advisory Director of Caithness Resources Inc., a geothermal energy company. Mr. Grover is a past President of the Permian Basin Petroleum Association.

JACK D. LADD* was elected to the Board of Directors of the Company in March 1998. In July 2007 Mr. Ladd began serving as Dean of the School of Business of the University of Texas at Permian Basin. Prior to his appointment as Dean, Mr. Ladd served for 2 ½ years as Director of the John Ben Shepherd Leadership Institute of the UTPB. Previously, Mr. Ladd was a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas for 28 years. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd is a director for four other for-profit corporations other than the Company. These include Thorium Power, Ltd., Map Resources, Inc., Renovar Energy Corporation and Dawson Geophysical Company. Mr. Ladd also serves on numerous philanthropic boards. In 2002, Mr. Ladd was appointed by the Governor of Texas as a member of the State Securities Board to serve a six year term and in 2004 to serve as Chairman thereof, and in 2003, the Select Committee on Education of the State of Texas.

JEFFRY A. SMITH was appointed to the Board of Directors of the Company in March 2005. For the past approximately 7 years, Mr. Smith has been a geological consultant for several major and independent oil companies. Previously, he had served as Vice President of Exploration for two independent oil companies. He served as an exploration geologist for Mobil Oil Corporation, Midwest Oil Corporation and Texas Oil and Gas Corporation in the early years of his career. Mr. Smith is a certified geologist of the Texas Board of Professional Geoscientists and holds an M.S. in Geology from the Rensselaer Polytechnic Institute. He is a member of AAPG, PBS-SEPM, WTGS and SIPES. His publications include: “Development in West Texas and Eastern New Mexico in 1975: AAPG Bull, V. 60, No. 8” and “Introductory Paper to 1977 Gas Field Symposium – WTGS Publisher”.

NICHOLAS C. TAYLOR was elected Chief Executive Officer, President, Treasurer and Director of the Company in April 1983 and continues to serve as Chief Executive Officer, President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities including independent oil and gas exploration and production. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995 he was appointed by the Governor of Texas to the State Securities Board through January 2001. In addition to serving as chairman for four years, he continued to serve as a member until 2004. In November 2005 he was appointed by the Speaker of the House to the Texas Ethics Commission for a term of five years.

DONNA GAIL YANKO has served as Vice President part-time and as a Director of the Company since 1990. She has also served as Corporate Secretary of the Company since 1992 and from 1986 to 1992 was Assistant Secretary of the Company. From 1986 to the present, on a part-time basis, she has assisted the President of the Company in his personal business activities.

TAMMY L. MCCOMIC joined the Company in 2001 and was elected Chief Financial Officer and Vice President in 2003. Prior thereto, Ms. McComic served the Company as Controller, Treasurer and Assistant Secretary. Ms. McComic is a Certified Public Accountant.

*Indicates independence has been determined by the Board of Directors in accordance with the American Stock Exchange rules.

The Board of Directors recommends that you vote FOR the election of each of the Director nominees.

MEETINGS AND COMMITTEES OF DIRECTORS

During fiscal year ended March 31, 2008, the Board of Directors held four meetings. All of the directors attended these meetings.

The Board of Directors has established the following standing committees: audit, compensation and nominating.   The table below shows the current membership of each committee of the Board and the number of meetings each committee held in fiscal 2008:

Director	Audit	Compensation	Nominating
Thomas R. Craddick
Thomas Graham, Jr.	X	X	X
Arden R. Grover	X	Chair	Chair
Jack D. Ladd	Chair	X	X
Jeffry A. Smith
Nicholas C. Taylor
Donna Gail Yanko
2008 Meetings	4	4	1

Audit Committee. The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Ladd, Grover and Graham, all of whom are non-employee directors and “independent”, as defined in Section 121A of the American Stock Exchange rules and the Exchange Act. The Board of Directors has determined that Mr. Ladd, who currently serves as the Chairman of the Audit Committee, is an “audit committee financial expert” (as that term is defined under the applicable SEC rules and regulations) based on the Board’s qualitative assessment of Mr. Ladd's level of knowledge, experience (as described above) and formal education. The functions of the Audit Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether the Company’s assets are verified and safeguarded; to review and approve external audits; to review audit fees and appointment of the Company’s independent public accountants; and to review non-audit services provided by the independent public accountants. The Audit Committee held four meetings during fiscal year ended March 31, 2008. All members of the Audit Committee attended these meetings. The Audit Committee operates under a written charter adopted by the Board of Directors in fiscal 2004. The charter is posted on the Company’s website at http://www.mexcoenergy.com in the “Corporate Governance” area of the “Investor Relations” section. The report of the Audit Committee for fiscal year 2008 is included in this proxy statement on page 13.

Compensation Committee. The Compensation Committee is a standing committee of the Board of Directors and currently consists of Messrs. Grover, Chairman, Ladd, and Graham, all of whom are non-employee directors and “independent” as defined in Section 121A of the American Stock Exchange rules and the Exchange Act. The primary function of the Compensation Committee is to determine compensation for the officers of the Company that is competitive and enables the Company to motivate and retain the talent needed to lead and grow the Company’s business. The Compensation Committee held four meetings during the fiscal year ended March 31, 2008. All members of the Compensation Committee attended such meetings. The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors as of June 15, 2005. The charter is posted on the Company’s website at http://www.mexcoenergy.com in the “Corporate Governance” area of the “Investor Relations” section. The report of the Compensation Committee for fiscal year 2008 is included in this proxy statement on page 9.

Nominating Committee. The Nominating Committee is a standing committee of the Board of Directors and currently consists of Messrs. Grover, Chairman, Ladd and Graham, all of whom are non-employee directors and “independent” as defined in Section 121A of the American Stock Exchange rules and the Exchange Act. The Nominating Committee held one meeting during the fiscal year ended March 31, 2008, at which all members of the Nominating Committee were present. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to the Company’s Board of Directors. The Nominating Committee considers candidates recommended by security holders, directors, officers and outside sources and considers criteria such as business experience, ethical standards and personal qualifications in evaluating all such nominees. Stockholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee may submit such nomination to the Secretary of the Company for receipt not less than 80 days prior to the date of the next Annual Meeting of stockholders and include (i) the name and address of the stockholder making the nomination, (ii) information regarding such nominee as would be required to be included in the proxy statement, (iii) a representation of the stockholder, and the stockholder’s intent to appear in person or by proxy at the meeting to propose such nomination, and (iv) the written consent of the nominee to serve as a director if so elected. The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors as of June 15, 2005. The charter is posted on the Company’s website at http://www.mexcoenergy.com in the “Corporate Governance” area of the “Investor Relations” section.

EMPLOYEE INCENTIVE STOCK OPTION PLANS

The Company has two equity compensation plans: the 1997 Employee Incentive Stock Plan (the “1997 Plan”) and the 2004 Employee Incentive Stock Plan (the “2004 Plan”) (collectively, the “Stock Plans”).

The 1997 Plan provides for distribution, 350,000 shares of authorized but unissued common stock of the Company. Awards, granted at the discretion of the Compensation Committee of the Board, included stock options and restricted stock. Stock options were incentive stock options or non-qualified stock options. The exercise price of each option was not to be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years.

The 2004 Plan replaces, modifies and extends the termination date of the existing stock option plan to September 14, 2009. The 2004 Plan provides for the award of stock options up to 375,000 shares of which 125,000 may be the subject of stock grants without restrictions and without payment by the recipient and stock awards of up to 125,000 shares with restrictions including payment for the shares and employment of not less than three years from the date of the award. The terms of the stock options are similar to those of the 1997 Plan except that the term of the options is five years from the date of grant.

Restricted stock was to be granted with a condition to attain a specified goal. The purchase price was to be at least $5.00 per share of restricted stock. The awards of restricted stock were to be accepted within sixty days and vest as determined by agreement. Holders of restricted stock were to have all rights of a shareholder of the Company. At March 31, 2008, no restricted stock had been granted under either plan.

Although shares are available under the 1997 Plan, we do not intend to issue shares from this plan in the future.

The Company does not have any employment contracts or change of control agreements. However, the Stock Plans do permit accelerated vesting of stock awards in the event of a change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information, as of March 31, 2008, relating to the Company’s Employee Incentive Stock Option Plans. Both plans were approved by security holders.

	Number of Shares Authorized for Issuance under plan	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under plan
1997 Plan	350,000	225,000	$5.95	-
2004 Plan	375,000	65,000	$6.43	303,000
Total	725,000	290,000	$6.06	303,000

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid or earned by each of the Company’s directors, who are not executive officers, during fiscal year 2008.

Director	Fees Paid in Cash (1)	Stock Option Awards (4)	All Other Compensation	Total
Thomas R. Craddick (6)	$6,000	$-	$-	$6,000
Thomas Graham, Jr. (2)	$30,000	$10,575	$-	$40,575
Arden R. Grover	$6,000	$-	$-	$6,000
Jack D. Ladd	$6,000	$824	$-	$6,824
Jeffry A. Smith (7)	$6,000	$27,972 (5)	$94,772 (3)	$128,744

(1)	Director’s fees are paid at the rate of $1,500 per director quarterly.

(2)	Thomas Graham, Jr. is a non-executive Chairman of the Board for which he is paid a fee of $2,000 per month for his services.

(3)	Amount consisted of consulting fees and bonuses.

(4)
The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended March 31, 2008, in accordance with SFAS No. 123(R) for option awards granted pursuant to the 1997 and 2004 Employee Incentive Stock Plans and may include amounts from option awards granted in and prior to fiscal 2008. For a discussion of valuation assumptions, see Note 10 – Stock Options of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for year ended March 31, 2008.

(5)	Stock Option grant to Mr. Smith was made on December 10, 2007 with a strike price of $4.35 per share and a SFAS No. 123(R) grant date fair value of $2.20.

(6)	Thomas R. Craddick received from the Company a finders fee in kind, equal to 2.5% of the total interest purchased of the mineral acres in the Newark East Field in Tarrant County, Texas.

(7)
Jeff Smith, as part of his consulting agreement with the Company, received from the Company an initial overriding royalty interest of 0.50%, adjusted to 0.25%, in our well in Loving County, Texas and a 0.5% overriding interest in our well in Reeves County, Texas.

COMPENSATION DISCUSSION & ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to provide total compensation paid to our executive officers that is fair, reasonable and competitive.

In this compensation discussion and analysis, the executive officers named below who are current employees, with the exception of Nicholas C. Taylor, are referred to as the “Named Executive Officers.”

Nicholas C. Taylor	Chief Executive Officer, President
Tamala L. McComic	Chief Financial Officer, Vice President, Treasurer, Assistant Secretary
D. Gail Yanko	Vice President, Secretary

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation for executive officers should be based upon the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and make the Company grow, reward successful performance and closely align the interests of our executives with the Company. The ultimate objective of our compensation program is to improve stockholder value.

In setting compensation levels, the Compensation Committee evaluates both performance and overall compensation. The review of executive officers’ performance includes a mix of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the environmental quality of the Company’s services and operations.

In order to continue to attract and retain the best employees, the Compensation Committee believes the executive compensation packages provided to the Named Executive Officers should include both cash and stock-based compensation.

The Compensation Committee has not retained a compensation consultant to review the compensation practices of the Company’s peers or to advise the Compensation Committee on compensation matters.

Competitive Considerations

We believe the competition for talented employees goes well beyond the seismic industry to include oil and gas exploration and development companies and oilfield service companies. Many of the companies with whom we compete for top level talent are larger and have more financial resources than we do. Both our Compensation Committee and Chief Executive Officer (“CEO”) consider known information regarding the compensation practices of likely competitors when reviewing and setting the compensation of the Named Executive Officers.

Role of Chief Executive Officer in Compensation Decisions

On an annual basis, our CEO reviews the performance of each of the other Named Executive Officers and, based on this review, makes recommendations to the Compensation Committee with respect to the compensation of the Named Executive Officers. The CEO considers internal pay equity issues, individual contribution and performance, competitive pressures and company performance in making his recommendations to the Compensation Committee. The Compensation Committee may accept or adjust such recommendations.

Establishing Executive Compensation

Consistent with our compensation objectives, the Compensation Committee has structured our annual and long-term incentive-based executive compensation to attract and retain the best talent, reward financial success and closely align executives’ interests with the Company’s interests. In setting the compensation, the Compensation Committee reviews total direct compensation for the Named Executive Officers, which includes salary, annual cash incentives and long-term equity incentives. The appropriate level and mix of incentive compensation is not based upon a formula, but is a subjective determination made by the Compensation Committee.

We do not have a policy of stock ownership requirements. In addition, we do not have any employment contracts or change of control agreements.

The Compensation Committee reviews compensation matters from time to time during the year. The Compensation Committee usually performs its annual review of officer salaries during the first quarter of each fiscal year.

Elements of Compensation

Element	Form of Compensation	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.

Short-Term Incentive	Cash Bonus	Create a strong financial incentive for achieving financial success and for the competitive retention of executives.

Long-Term Incentive	Stock Option and Restricted Stock Grants	Provide incentives to strengthen alignment of executive team interests with Company interests, reward long-term Achievement and promote executive retention.

Insurance Benefits	Eligibility to participate in the plan generally available to our employees, including major medical, dental, life and disability plans.	Plan is part of broad-based employee benefits.

Insurance Benefits

We offer an insurance package to all eligible employees that includes major medical, dental and life insurance. This package also provides for a short-term disability benefit with a maximum payout of $200 per week for a term of up to 13 weeks.

COMPENSATION COMMITTEE REPORT

To the Stockholders of Mexco Energy Corporation:

The Company’s Compensation Committee makes recommendations regarding compensation of the Named Executive Officers, subject to approval of the entire Board of Directors.

Compensation for executive officers is based on the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company’s business, and to provide rewards which are closely linked to the Company and individual performance.

Executive compensation for all executive officers is based on the performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the environmental quality of the Company’s operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

July 15, 2008	Compensation Committee
Arden R. Grover
Jack D. Ladd
Thomas Graham, Jr.

EXECUTIVE COMPENSATION

The compensation paid to the Named Executive Officers generally consists of base salaries, annual incentive bonus payments and awards under the Stock Plans. The following table summarizes the total compensation awarded to, earned by or paid to the Named Executive Officers during fiscal years 2008, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
Nicholas C. Taylor	2008	$-	$-	$-	$6,000	$6,000
CEO & President	2007	$-	$-	$-	$4,500	$4,500
	2006	$-	$-	$-	$6,100	$6,100

Donna Gail Yanko	2008	$25,440	$3,000	$9,185	$6,000	$43,625
Vice President & Secretary	2007	$23,355	$3,000	$11,725	$4,500	$42,580
	2006	$21,165	$3,000	$-	$6,000	$30,165

Tamala L. McComic (3)	2008	$128,340	$8,000	$22,710	$-	$159,050
CFO, Vice President,	2007	$109,176	$26,000	$27,924	$-	$163,100
Treasurer & Asst. Secretary	2006	$92,326	$12,500	$-	$-	$104,826

(1)
Stock Option grant to Ms. McComic for 2008 was made on December 10, 2007 with a strike price of $4.35 per share and a SFAS No. 123(R) value of $2.20. Stock Option grants to Ms. Yanko and Ms. McComic for 2007 were made on July 12, 2006 with a strike price of $8.24 per share and a SFAS No. 123(R) value of $5.15. The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended March 31, 2008, in accordance with SFAS No. 123(R) for option awards granted pursuant to the 2004 Incentive Stock Plan and may include amounts from option awards granted in and prior to fiscal 2008. For a discussion of valuation assumptions, see Note 10 – Stock Options of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for year ended March 31, 2008.

(2)
All other compensation is comprised of director’s fees. There are no employment agreements or retirement benefit plans. Director’s fees are paid at the rate of $1,500 per director quarterly. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees.

(3)	Salary amounts include accrued vacation not taken and sold back to the Company as follows: $9,660, $3,768 and $3,952 for fiscal 2008, 2007 and 2006, respectively.

OPTION EXERCISES FOR FISCAL 2008

During the year ended March 31, 2008 there were no stock options exercised by the Named Executive Officers or the Company’s directors.

OPTION GRANTS FOR FISCAL 2008

The following table summarizes certain information relating to options granted to executive officers and directors during the year ended March 31, 2008.

Name	# of Options Granted	Grant Date	Exercise Price per Share	Grant Date Fair Value of Option Award

Tamala L. McComic	10,000	12/10/2007	$4.35	$22,000
Jeffry A. Smith	10,000	12/10/2007	$4.35	$22,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

The following table sets forth certain information with respect to the vested and unvested stock options held at March 31, 2008 by each of the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date
Nicholas C. Taylor (1)	-	-	$-	-

Donna Gail Yanko	10,000	-	$7.75	4/2/2008
	10,000	-	$7.50	3/3/2009
	10,000	-	$5.25	3/21/2010
	10,000	-	$6.75	1/23/2011
	5,000	-	$6.00	7/10/2013
	1,250	3,750	$8.24	7/12/2011

Tamala L. McComic	10,000	-	$4.00	5/28/2012
	20,000	-	$6.00	7/10/2013
	2,500	7,500	$8.24	7/12/2011
	-	10,000	$4.35	12/10/2012

(1)	At March 31, 2008, Mr. Taylor did not hold any options to purchase shares of the Company’s Common Stock.

The following table sets forth certain information with respect to the vested and unvested stock options held at March 31, 2008 by each of the Company’s directors, who are not executive officers, during fiscal year 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date
Thomas R. Craddick	10,000	-	$7.50	3/3/2009
	10,000	-	$5.25	3/21/2010
	10,000	-	$4.00	5/28/2012

Thomas Graham, Jr.	10,000	-	$7.75	4/2/2008
	10,000	-	$7.50	3/3/2009
	10,000	-	$5.25	3/21/2010
	10,000	-	$6.75	1/23/2011
	15,000	5,000	$6.70	7/2/2014
	7,500	2,500	$6.17	9/14/2009

Arden R. Grover	10,000	-	$4.00	10/23/2011

Jack D. Ladd	10,000	-	$5.25	3/21/2010
	10,000	-	$4.00	5/28/2012
	10,000	-	$6.00	7/10/2013

Jeffry A. Smith	10,000	-	$7.00	11/20/2013
	2,500	7,500	$8.24	7/12/2011
	-	10,000	$4.35	12/10/2012

DEFINED BENEFIT PLANS AND OTHER ARRANGEMENTS

Long-term incentive compensation for executive officers is not included in the Company policy. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its 1997 and 2004 Employee Incentive Stock Plans. These plans are described above.

POTENTIAL PAYMENTS UPON A CHANGE OF CONTROL OR TERMINATION

The Company does not have any employment contracts or change of control agreements. However, the Stock Plans do permit accelerated vesting of stock awards in the event of a change of control. Upon termination of employment, stock options held may be exercised to the extent such option was exercisable or in such accelerated basis as the Compensation Committee may determine.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was formed as of June 15, 2005 and Messrs. Ladd, Grover and Graham are current members thereof. No member of the Compensation Committee is an officer or employee of the Company. None of the Company’s executive officers served on the Board of Directors or the Compensation Committee of any other entity, for which any officers of such other entity served either on our Board of Directors or the Compensation Committee. The Company’s Compensation Committee makes recommendations regarding compensation subject to approval of the entire Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in the Company's Code of Ethics and Business Conduct. The Audit Committee, pursuant to the Audit Committee Charter, has oversight for related person transaction and compliance with our code.

A Family Limited Partnership of Thomas Craddick, a member of the Board of Directors and Company employee, received from the Company a finders fee in kind, equal to 2.5% of the total interest purchased of the mineral acres in the Newark East Field in Tarrant County, Texas.

On April 1, 2007, Jeff Smith, a member of the Board of Directors entered into a consulting agreement with the Company to provide geological consulting services for a fee of $10,000 per month. As part of this agreement, Mr. Smith received from the Company, an initial overriding royalty interest of 0.50%, adjusted to 0.25%, in our well in Loving County, Texas. Mr. Smith invested his personal funds in a working interest (2.5% before payout and 1.875% after payout) and also received from the Company a 0.5% overriding interest in our well in Reeves County, Texas.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 15, 2008, by each of the Company's directors and executive officers, by all executive officers and directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock.

	Number of Shares of Common		Percent of
	Stock Beneficially Owned (1)		Class (2)
BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK
Howard E. Cox, Jr., Box 2217, 800 Winter St., #300, Waltham, MA 02451	213,400		11.44

SECURITY OWNERSHIP OF MANAGEMENT
Thomas R. Craddick	30,000		1.59
Thomas Graham, Jr. (4)	120,100	(3)	6.29
Arden R. Grover (4)	15,900		-	*
Jack D. Ladd (4)	20,440		1.08
Tamala L. McComic	18,880		1.01
Jeffry A. Smith	18,000		-	*
Nicholas C. Taylor	888,811		47.66
Donna Gail Yanko	23,862	(3)	1.27

Officers and directors as a group (8 persons)	1,135,993		57.20%

* Indicates less than 1% of the outstanding shares of the Company’s Common Stock.

(1)
Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of July 15, 2008, pursuant to options to purchase such Common Stock (Mr. Craddick, 20,000; Ms. McComic, 5,000; Mr. Smith, 11,000; Mr. Graham, 43,000; Mr. Grover, 10,000; Mr. Ladd, 20,000; and Ms. Yanko, 12,250).

(2)
Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)	Includes shares beneficially owned as follows: Mr. Graham’s spouse - 7,000; Ms. Yanko’s spouse - 944.

(4)	Denotes a non-employee, “independent” director as defined in Section 121A of the American Stock Exchange rules and the Exchange Act as of January 1, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10 percent of the Company’s outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this regulation.

Based on our records and other information, the Company believes that during the fiscal year ended March 31, 2008 all applicable Section 16(a) filing requirements were met.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton LLP for appointment as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2009, subject to ratification by the stockholders. Grant Thornton LLP served as the independent registered public accountants for the Company for the fiscal year ended March 31, 2008. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions. The Board of Directors recommends that you vote FOR the appointment of GRANT THORNTON LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2009.

AUDIT FEES AND SERVICES

The table below sets forth the aggregate fees billed by Grant Thornton LLP, the Company’s independent registered public accounting firm, for the last two fiscal years:

	2008	2007
Audit Fees (1)
Audit	$57,184	$55,578
Quarterly Reviews	$34,155	$31,697
Total Audit Fees	$91,339	$87,275

Audit Related Fees (2)	$-	$-

Tax Service Fees (3)	$-	$-

Total	$91,339	$87,275

(1)
The audit of the Company’s annual consolidated financial statements included in its Annual Report on Form 10-K, review of the Company’s quarterly financial statement included in its Quarterly Reports on Form 10-Q and review of the Company’s other filings with the SEC, including consents and other research work necessary to comply with generally accepted auditing standards for the years ended March 31, 2008 and 2007.

(2)
There were no fees billed for each of the last two fiscal years for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported “Audit Fees” above.

(3)	There were no fees billed for the fiscal years 2007 and 2008 for professional services rendered by Grant Thornton LLP, for tax compliance, tax advice and tax planning.

The Audit Committee’s policy on pre-approval of audit and audit related fees requires the Chairman of the Audit Committee to sign all engagement letters of the principal independent accountant prior to commencement of any audit or audit related services, all of which was performed in connection with the last two fiscal years of the Company by Grant Thornton, LLP, full-time, permanent employees.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Mexco Energy Corporation:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company’s Financial Statements. In keeping with this goal, the Board of Directors adopted a written charter to govern the Audit Committee. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2008. The Audit Committee met four times during fiscal 2008. The current members of the Audit Committee are independent directors.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and the letter from the independent auditors at Grant Thornton LLP, as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors that firm’s independence from the Company and its management. The Audit Committee has concluded that non-audit services provided by Grant Thornton LLP do not result in conflict in maintaining that firm’s independence.

Audit fees billed to the Company by Grant Thornton LLP for the audit of the Company’s annual financial statements and the review of those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $91,339 during the Company’s 2008 fiscal year. The Company has obtained no other services from Grant Thornton LLP.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2008 be included in the Company’s Annual Report on Form 10-K.

July 15, 2008	Audit Committee
Jack D. Ladd
Arden R. Grover
Thomas Graham, Jr.

PERFORMANCE GRAPH

The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 2003 and ending March 31, 2008. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Plains Exploration and Production Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among MEXCO ENERGY CORPORATION, the S & P 500 Index and a PEER GROUP

	2004	2005	2006	2007	2008
MEXCO	$151	$172	$172	$103	$84
S&P 500	$133	$139	$153	$168	$156
PEER GROUP	$108	$162	$176	$187	$216

ACCESS TO REPORTS

The Company’s refers you to the 2008 Annual Report to Shareholders enclosed with these proxy materials, which includes the Annual Report on Form 10-K for the year ended March 31, 2008, filed with the SEC. Stockholders may obtain a copy of any materials filed by Mexco with the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, by calling 1-800-SEC-0330 or visiting their website at www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Mexco also employs the Public Register’s Annual Report Service which can provide you a copy of our annual report at www.prars.com, free of charge, as soon as practicable after providing such report to the SEC. We also currently maintain an internet website at www.mexcoenergy.com. Our website contains our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Additionally, our Code of Business Conduct and Ethics and the charters of our Audit Committee, Compensation Committee and Nominating Committee are posted on our website. Any of these corporate documents as well as any of the SEC filed reports are available in print free of charge to any stockholder and may be obtained by written request in care of the Assistant Secretary, Mexco Energy Corporation, by mail to P.O. Box 10502, Midland, Texas 79702 or by email to mexco@sbcglobal.net.

STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

The next Annual Meeting of the Company's stockholders is scheduled to be held on September 15, 2009. Appropriate proposals of stockholders intended to be presented at the 2009 Annual Meeting must be received by Ms. Donna Gail Yanko, Secretary, no later than March 7, 2009, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

In addition, the Company’s policy has established advance notice procedures to shareholders proposals not included in the Company’s proxy statement, to be brought before an Annual Meeting. In general, the Secretary of the Company must receive notice of any such proposal not less than 80 days prior to the date of the Annual Meeting at the address of the Company’s principal executive offices above. Such notice must include the information which would be required to be included in the proxy statement filed pursuant to the rules of the Securities and Exchange Commission had the proposal been made by the Board of Directors.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 214 West Texas Avenue, Suite 1101, Midland, Texas 79701, telephone number (432) 682-1119. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2008 Annual Report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Management knows of no other business which will be presented at the Annual Meeting other than as explained herein. The Board of Directors of the Company has approved a process for collecting, organizing and delivering all stockholder communications to each of its members. To contact all directors on the Board, all directors on a Board committee or an individual member or members of the Board of Directors, a stockholder may mail a written communication to: Mexco Energy Corporation, Attention: Assistant Secretary, 214 West Texas, Suite 1101, Midland, Texas 79701. All communications received in the mail will be opened by the Company’s Assistant Secretary for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of stockholder communications to the Board of Directors will be promptly relayed to the appropriate members. The Company encourages all members of the Board of Directors to attend the Annual Meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

Donna Gail Yanko, Secretary

ANNUAL MEETING
September 11, 2008
10:00 A.M.
Petroleum Club of Midland
501 West Wall, Midland, TX 79701

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Please return this proxy card which requires no postage if mailed in the U.S.A.

The undersigned stockholder of Mexco Energy Corporation hereby appoints Nicholas C. Taylor, Thomas Graham, Jr. and Jack D. Ladd or any one or more of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held September 11, 2008, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat, (A) as instructed below with respect to the stated matter and (B) in their discretion upon other matters which properly come before the meeting. UNLESS A CONTRARY INSTRUCTION IS SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR ALL ITEMS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the following nominees:

	FOR	WITHHOLD		FOR	WITHHOLD
THOMAS R. CRADDICK	☐	☐	JACK D. LADD	☐	☐

THOMAS GRAHAM, JR.	☐	☐	NICHOLAS C. TAYLOR	☐	☐

ARDEN R. GROVER	☐	☐

B Issue

The Board of Directors recommends a vote FOR the following proposal:
2. Proposal to ratify the selection of Grant Thornton LLP as independent public accountants of the Company for the fiscal year ended March 31, 2009.	For ☐	Against ☐	Abstain ☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated July 15, 2008.

Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporation name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such.

Dated

Signature 1

Signature 2